EXH10-6
                                 LOAN AGREEMENT

         THIS AGREEMENT, made this 5th day of December, 1990, between AUTOMATED LIGHT TECHNOLOGIES, INC. having an office at and principal place of business located at 176 Bolton Road, in the Town of Vernon, County of Tolland, and State of Connecticut (the "Borrower"), and the CONNECTICUT DEVELOPMENT AUTHORITY having an office at 217 Washington Street, in the city of Hartford, County of Hartford and State of Connecticut (the "Authority").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Authority shall lend the Borrower the SUM of THREE HUNDRED THOUSAND AND NO/100 ($300,000.00) DOLLARS from the Connecticut Growth Fund established under section 25 of Public Act 88-265 (Reg. Sess.) (the "Loan"): and

         WHEREAS , the Authority has agreed to make the Loan upon the terms and conditions hereinafter set forth in order to stimulate and encourage the growth and development of the economy of the State of Connecticut;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Borrower and the Authority agree as follows:

         1. The Authority shall lend the Borrower the sum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) in accordance with the terms and conditions set forth in this Agreement, in a promissory note (the "Note") and in a security agreement and collateral assignment and security agreement (the "Security Agreements"), each executed of even date herewith.

         2. Contemporaneously with the execution and delivery of this Agreement, the Borrower will execute and deliver to the Authority the Note, the Security Agreements, and such other documents as may be required by the Authority (all collectively hereafter referred to 88 the "Financing Documents"), all of which are set forth in Exhibit "A" to this Agreement.

         3.       The Borrower agrees:

         a. To furnish to the Authority (i) its balance sheet and the related statements of earnings and retained earnings within ninety (90) days after the end of each fiscal year, including all supporting schedules and comments, all of which shall be prepared by an independent public accountant of recognized standing, (ii) a balance sheet and related statements of earnings within forty-five (45) days after the end of each fiscal quarter, all of which may be prepared by the Borrower, and (iii) such further financial and other information the Executive Director of the Authority may require from time to time in his discretion.


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         b.       To notify  the  Authority  promptly  of any  material  adverse change in the financial condition or business prospects of the Borrower.

         c. Not to relocate its business premises or any material portion of its workforce or business assets from the location at which it currently conducts its business without the prior written consent of the Authority.

         d. To provide such security for the Loan 8s the Authority may require as described in the Security Agreements and to execute and deliver all documents in connection therewith.

         e. That the funds provided will not be used otherwise than for the purposes or project for which the Loan was approved.

         f. To maintain fire and other hazard insurance policies covering the property and collateral securing the Loan (the "Collateral") in an amount not less than eighty percent (80%) of the full value of the insurable Collateral. Such insurance policies shall be issued by a company licensed to provide such insurance in the State of Connecticut and shall be satisfactory in form to the Executive Director of the Authority. The policies shall name the Authority as an insured person as its interests appear. A copy of the policies shall be delivered to the Authority at the time of the execution of this Agreement.

         g. To maintain a liability insurance policy form and amount satisfactory to the Executive Director of the Authority. Such insurance policy shall be issued by a company licensed to provide such insurance in the State of Connecticut and shall be satisfactory in form to the Authority. A copy of the policy shall be delivered to the Authority at the time of the execution of this Agreement.

         h. To obtain and maintain key man life insurance on the lives of Charles DeLuca and Mohd A. Aslami in the amount of $100,000.00 each and to assign the same to the Authority.

         i. To provide to the Authority the study being prepared by CASE for Connecticut Innovations Incorporated, which study shall be satisfactory to the Authority.

         j. To perform the majority of its manufacturing in the State of Connecticut and/or to hire a majority of its subcontractors from corporations or businesses located in the State of Connecticut, both within one (1) year of the date of this Agreement; provided, however, that compliance does not adversely and materially effect the financial viability of the Borrower. Failure to do so shall result in the increase in the number of shares the Authority is entitled to purchase under the Warrant to 200,000 and shall increase the put value of the Warrant to $300,000.00 and the shares of common stock issued thereunder to S600.000.00. '

         4.       The Borrower represents and warrants that:

         a. It, its officers or partners and its guarantor(s) if any, have the power and authority to enter into and perform this Agreement and to incur the obligations herein provided for and that all documents and agreements executed ant delivered pursuant hereto, when delivered, will be valid and binding in accordance with their respective terms and that it will deliver at closing an opinion from its counsel with respect thereto.

         b. There has been no material adverse change in the financial condition of the Borrower and its guarantor(s), if any, since the date of application for this loan. '

         c. It will comply with the Affirmative Action Policy of the Authority, and has delivered to the Authority within six months of the date hereof a copy of an Affirmative Action Plan covering Borrower and any related guarantors, if any, such Affirmative Action Plan to be acceptable to the Authority.

         d. It has obtained and put into place financing from Connecticut Innovations Incorporated in an amount equal to the amount of the loan.

         5. The Authority shall from time to time, in its discretion, during regular business hours, have the privilege of making an inspection of the Collateral and the Borrower shall assist the Authority in said inspection and shall make available such books and other records as the Authority may reasonably request. The Authority agree that, unless Borrower is in default hereunder or under any of the documents executed in connection herewith, it shall keep confidential to the extent permitted by law, the proprietary information regarding Borrower's operations and products in the possession of or known to the Authority.

         6. This Agreement may not be modified or amended in any manner except in writing executed by all of the parties hereto.

         7. This Agreement and any of the documents related hereto and the rights thereunder may not be assigned by the Borrower without the written consent of the Authority. In the event that the Authority receives a bona fide third party offer (the "Offer") to purchase this Agreement prior to the termination hereof and desires to accept such offer, then the Authority shall give notice of such Offer to the Borrower. The Borrower shall have the right to purchase this Agreement on the same terms and conditions as are set forth in the Offer. If the Borrower elects to exercise its rights to purchase this Agreement, it shall give notice of the same to the Authority within thirty (30) days of the date of the Authority's notice to the Borrower. Failure of the Borrower to provide such notice within said thirty (30) days shall terminate the Borrower' 8 right of first refusal with respect to the Offer.

         8. The terms and conditions of the Financing Documents are incorporated herein, and any breach of said terms and conditions is a breach hereunder, and a breach hereunder shall be a breach of any of the Financing Documents.

         9. Any misrepresentation, breach of warranty or other breach of any agreement or covenant contained in this Agreement shall entitle the Authority to declare the unpaid balance of the Note due and payable without further notice to the Borrower, or to exercise any remedy it may have with respect to the Collateral as set forth in the Financing Documents or otherwise provided by law, or to exercise any such remedies cumulatively.

         10. Any default under the terms of this Agreement shall constitute a default under the Note, the Financing Documents, and any other documents or instruments evidencing or securing any other loan now existing or hereafter made by the Authority to the Borrower, and a default under the Note, the Financing Documents or such other documents or instruments shall constitute a default under this Agreement.

         11. The security interest, liens and other rights and interests in or relating to any of the real or personal property of the Borrower or its guarantors, if any, now or hereafter granted to the Authority by the Borrower or its guarantors, if any, including but not limited to the Security Agreement, shall serve as security for any and all liabilities of the Borrower and its guarantors to the Authority including but not limited to the liabilities described in this Agreement and the Note but excluding the Borrower's obligations under the Warrant and, for the repayment thereof, the Authority may resort to any security held by it in such order and manner as it may elect.

         12. Any event of default under this Agreement shall entitle the Authority, at its sole discretion, to demand immediate and full payment of the principal on the Note, together with accrued interest, remaining unpaid at the time of such event of default.

         13. The Borrower shall provide the Authority with an opinion of its counsel that the Borrower in substantially the same form as Exhibit B attached hereto and made a part hereof.

         14. This Agreement shall terminate upon payment in full of the loan.

IN WITNESS WHEREOF, this Agreement has been duly signed, sealed, acknowledged and delivered by the Borrower and the Authority as of the date and year first above written as of the date and year first above written.

Signed and Delivered in the         CONNECTICUT DEVELOPMENT AUTHORITY
Presence of:

---------------------------

____________________________         By:__________________________
                                         EDWARD A. ZELINSKY
                                         Its Loan Officer


                                     AUTOMATED LIGHT TECHNOLOGIES, INC.
---------------------------


____________________________         By:__________________________
                                         MOHD A. ASLAMI
                                         Its President
                                         Duly Authorized

STATE OF CONNECTICUT)
                    ) ss. at Hartford
COUNTY OF HARTFORD  )

On this 5th day of December, 1990, before me, the undersigned officer, personally appeared Edward A. Zelinsky, who acknowledged himself to be the Loan Officer of the Connecticut Development Authority and that he, as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Authority by himself as such officer, and that the same is his free act and deed and the free act and deed of the Authority.

In Witness Whereof I hereunto set my hand.

                                            ____/s/___________________________
                                            Commissioner of the Superior Court
                                            Notary Public
                                            My commission expires:



STATE OF CONNECTICUT)
                    ) ss. at Hartford
COUNTY OF HARTFORD  )

On this 5th day of December, 5990, before me, the undersigned officer, personally appeared Mohd A. Aslami, who acknowledged himself to be the President of Automated Light Technologies, Inc., a corporation, and that he as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

In Witness Whereof I hereunto set my hand.

                                            ____/s/___________________________
                                            Commissioner of the Superior Court
                                            Notary Public
                                            My commission expires:

                                    EXHIBIT A


                                       to


                                 LOAN AGREEMENT


                                     between


                       AUTOMATED LIGHT TECHNOLOGIES, INC.


                                     and the


                        CONNECTICUT DEVELOPMENT AUTHORITY

List of Financing Documents

Promissory Note

Security Agreement

UCC-1 Financing Statement

Collateral Assignment and Security Agreement

Guaranty of the full value of the loan executed by Mohd A. Aslami and Charles DeLuca

Warrant

Subordination Agreement

Shared Priority Agreement

Corporate Resolutions of Automated Light Technologies, Inc. authorizing the Corporation to borrow the funds and to take all other action necessary for the completion of this loan and authorizing its officers to execute all necessary documents on its behalf

Certificate of the Secretary of Automated Light Technologies, Inc. certifying the accuracy of the Corporate Resolutions

Certificate of Good Standing issued by the Secretary of the States of Delaware and Connecticut for Automated Light Technologies, Inc.

Certificate of No Adverse Change

Certificate of Non-Relocation

Opinion Letter of Borrower's Counsel

Certificate(s) of Insurance establishing the existence of (a) liability insurance and (b) fire and other casualty insurance covering the property listed in Schedule A of the Security Agreement, which insurance shall name the Connecticut Development Authority as a loss payee and mortgagee as its interest may appear

Affirmative Action Plan Approval

Evidence of Life Insurance in the amount of $100,000.00 each on the lives of Mohd A. Aslami and Charles DeLuca

Assignment of Life Insurance Policy on the lives of Mohd A. Aslami and Charles DeLuca acknowledged by the home office of the insurer